Second Quarter Fiscal Year 2018 Earnings Presentation May 8, 2018 Nasdaq: OCSL Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of our Investment Adviser to find lower-risk investments to reposition our portfolio and to implement our Investment Adviser’s future plans with respect to our business; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless otherwise indicated, data provided herein are dated as of March 31, 2018.

Q2 2018 Accomplishments and Highlights Net asset value per share of $5.87 as of March 31, 2018 vs. $5.81 as of December 31, 2017 Credit quality remained stable as NAV per share increased $0.06 from December 31, 2017 Monetized $122 million of non-core investments during Q2 2018 Non-core investments represented 42% of the portfolio at fair value as of March 31, 20181 We expect non-core investments will decline to approximately one third of our portfolio by the end of next quarter, based on monetizations that we anticipate will occur before June 30, 2018 Monetized $357 million of non-core investments since September 30, 2017 Entered into $223 million of new investment commitments Primary focus on credit selection in a low yield environment First lien originations represented 43% of new investment commitments Net investment income per share of $0.11 for the quarter ended March 31, 2018 vs. $0.09 for the quarter ended December 31, 2017 Our Board of Directors declared a dividend of $0.095 per share (an increase of $0.01 per share); payable on June 29, 2018 to stockholders of record as of June 15, 2018 1Excludes investments in Kemper JV.

Portfolio Summary as of March 31, 2018 (As % of total portfolio, at fair value; $ in millions) (As % of total portfolio, at fair value) Portfolio Composition Top 10 Industries4 Portfolio Characteristics (at fair value) As of March 31, 2018, unless otherwise noted 1Includes the investments in Kemper JV. 2Liquid investments are investments that had publicly quoted valuations. 3Debt portfolio excludes the investments in Kemper JV. 4Excludes multi-sector holdings, which includes our investments in the Kemper JV and limited partnership interests. $1.4 billion invested in 115 companies 92% of the total portfolio consists of debt investments1 $15 million average debt investment size $452 million or 39% of debt portfolio considered liquid investments2,3 9.3% weighted average yield on debt investments, increased from 9.0% as of December 31, 2017 85% of debt portfolio consists of floating rate investments3

Portfolio Summary: Core vs. Non-core Assets $732 million (58% of the total portfolio at fair value) Average debt price: 99.6% Represents 45 companies, an increase from 42 in Q1 2018 $223 million of investments originated during Q2 2018 Non-core Investments1 ($ in millions, at fair value) As of March 31, 2018, unless otherwise noted Note:Numbers rounded to the nearest million or percentage point. 1Total portfolio excludes investments in Kemper JV. -11% Core Investments1 Performing Investments Underperforming Investments $427 million (34% of the total portfolio at fair value) Represents 60 companies, down from 70 in Q1 2018 $109 million (9% of the total portfolio at fair value), down from $122 million at fair value in Q1 2018 Represents 9 companies

Non-core: Performing Investments Investment Portfolio Characteristics $332 million – Debt investments at fair value Reduction of approximately $99 million during the quarter which were executed at or above December 31, 2017 fair values $284 million – private loans We expect to exit over 30% of the remaining non-core investments during Q3 2018 Average debt price: 98.7% Average net leverage thru tranche1: 3.6x $47 million – publicly quoted liquid loans $96 million – Equity and limited partnership interests Reduction of $9 million during the quarter across 6 issuers All monetized at or above December 31, 2017 fair values (As % of non-core performing investment portfolio, at fair value; $ in millions) Non-core: Performing Investments by Type As of March 31, 2018, unless otherwise noted Note:Numbers may not sum due to rounding. 1Excludes our sole venture lending investment and investments in aviation companies. -42% ($ in millions) Non-core: Performing Portfolio Trend

Non-core: Underperforming Investments Non-core: Underperforming by Type Investment Portfolio Characteristics (As % of non-core underperforming investment portfolio, at fair value; $ in millions) $109 million of non-core, underperforming investments $31 million on non-accrual, down from $41 million as of December 31, 2017 9 companies Average debt price: 33.8% Over 75% of the Q2 2018 reduction was due to monetizations We continue to pursue sale processes on several of these assets As of March 31, 2018 -30% ($ in millions) Non-core: Underperforming Portfolio Trend

Q2 2018 Portfolio Originations $223 million of new commitments $218 million in 9 new portfolio companies and $5 million in 1 existing portfolio company 43% First lien 48% Second lien 9% Unsecured 10 industry sectors 10.3% weighted average yield at cost on new investments New Investment Highlights1 1New investments exclude fundings of existing revolver or delayed draw term loan commitments. (As % of new investment commitments, at fair value) New Investment Industry Composition1 (As % of total Q2’18 commitments; $ in millions) New Investment Composition1

OAKTREE
OCSL | Specialty Lending Corporation

Historical Financial Information

($ in thousands, except per share data)	Q2'18	Q1'18	Q4'17	Q3'17	Q2'17
Operating Results	**Mar-18**	**Dec-17**	**Sep-17**	**Jun-17**	**Mar-17**
Total investment income	$34,779	$33,876	$35,732	$44,917	$45,555
Net expenses	$19,516	$20,554	$24,268	$25,527	$27,051
Net investment income	$15,263	$13,322	$11,464	$19,390	$18,504
Net realized and unrealized depreciation on investments	4,357	(43,763)	(136,933)	(25,447)	(9,703)
Net increase/decrease in net assets resulting from operations	**$19,620**	**($30,441)**	**($125,469)**	**($6,057)**	**$8,801**
Net investment income per common share	$0.11	$0.09	$0.08	$0.14	$0.13
Net realized and unrealized depreciation per share	0.03	(0.31)	(0.97)	(0.18)	(0.07)
Earnings (loss) per share – diluted	**$0.14**	**($0.22)**	**($0.89)**	**($0.04)**	**$0.06**
Select Balance Sheet and Other Data					
Investment Portfolio (at fair value)	$1,400,684	$1,415,404	$1,541,755	$1,790,538	$1,788,686
Total Debt Outstanding[1]	579,430	623,087	675,366	910,734	887,578
Total Net Assets	827,234	819,595	867,657	1,010,750	1,019,626
Net Asset Value per share	$5.87	$5.81	$6.16	$7.17	$7.23
Total Leverage	0.71x	0.77x	0.78x	0.90x	0.87x
Weighted Average Yield on Debt Investments[2]	9.3%	9.0%	9.6%	10.3%	10.4%
Cash Component of Weighted Average Yield on Debt Investments	8.7%	8.4%	8.5%	9.1%	9.1%
Weighted Average Yield on Total Portfolio Investments[3]	8.6%	8.5%	8.4%	9.5%	9.9%

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree Capital Management, L.P., which occurred on October 17, 2017. Results in prior periods occurred during management by Fifth Street Management LLC.

[1] *Net of unamortized financing costs.*

[2] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on Kemper JV debt investments.*

[3] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on Kemper JV debt investments.*

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OAKTREE
OCSL | Specialty Lending Corporation

Historical Portfolio Activity

	As of and for Three Months Ended				
	Q2'18	Q1'18	Q4'17	Q3'17	Q2'17
($ in thousands)	Mar-18	Dec-17	Sep-17	Jun-17	Mar-17
Investments at Fair Value	$1,400,684	$1,415,404	$1,541,755	$1,790,540	$1,788,690
Number of Portfolio Companies	115	122	125	133	133
Average Portfolio Company Debt Investment Size	$14,600	$14,100	$16,400	$16,000	$19,400
Asset Class:					
Senior Secured Debt	76.6%	75.8%	78.0%	74.1%	74.6%
Subordinated Debt	6.7%	7.0%	6.1%	8.2%	7.4%
Equity	5.5%	6.0%	5.5%	8.3%	8.6%
Kemper JV	9.5%	9.4%	8.7%	7.9%	7.9%
Limited Partnership interests	1.8%	1.8%	1.7%	1.5%	1.5%
Interest Rate Type:					
% Floating-Rate	84.6%	82.4%	83.6%	79.5%	78.9%
% Fixed-Rate	15.4%	17.6%	16.4%	20.5%	21.1%
Investment Activity at Cost:					
New Investment Commitments	$223,200	$183,000	$155,800	$188,100	$112,700
New Funded Investment Activity[1]	$227,800	$200,200	$168,000	$192,300	$103,900
Proceeds from Prepayments, Exits, Other Paydowns and Sales	$241,900	$284,800	$283,300	$172,300	$264,300
Net New Investments[2]	($18,700)	($101,800)	($127,500)	$15,800	($151,600)
Number of New Investment Commitments in New Portfolio Companies	9	13	9	25	6
Number of New Investment Commitments in Existing Portfolio Companies	1	1	5	3	1
Number of Portfolio Company Exits	5	9	17	9	11

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree Capital Management, L.P., which occurred on October 17, 2017. Results in prior periods occurred during management by Fifth Street Management LLC. Numbers may not sum due to rounding.

[1] *New funded investment activity includes drawdowns on existing revolver commitments.*

[2] *Net new investments consists of new investment commitments less proceeds from prepayments, exits, other paydowns and sales.*

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Net Asset Value Per Share Bridge – 2Q 2018 ($0.085) Note:Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. ($0.00)

Capital Structure Optimization Funding Sources as of March 31, 2018 Capacity Outstanding Interest Rate Maturity Syndicated Credit Facility $600.0 million $183.0 million LIBOR+225-275 bps November 2021 2019 Notes2 $228.8 million $228.8 million 4.875% March 2019 2024 Notes $75.0 million $75.0 million 5.875% October 2024 2028 Notes $86.3 million $86.3 million 6.125% April 2028 As of March 31, 2018 1Long-term portfolio leverage may vary depending on market conditions. 2The original issue size of these notes was $250 million. We repurchased $21 million of these notes during the quarter ended March 31, 2018. Current leverage of 0.71x with target range of 0.70x to 0.85x debt-to-equity1 Strong support from banking partners; 14 lending participants in $600 million secured revolving credit facility Well-positioned to benefit from a rise in interest rates given fixed rate borrowings During the quarter, we opportunistically repurchased approximately $21 million of our 2019 Notes

Opportunities to Increase Return on Equity Rotation out of broadly syndicated loans priced below LIBOR + 400 Rotated out of approximately $47 million during the quarter $35 million remaining as of March 31, 2018 Redeploy non-income generating investments comprised of equity, limited partnership interests and loans on non-accrual Monetized $9 million of equities and limited partnership interests during the quarter Realized over $10 million from loans on non-accrual during the quarter ended March 31, 2018 Operating cost savings from leveraging Oaktree’s platform Professional fees, administrator and other G&A costs declined by over $2 million as compared with Q1 2018 Deployment of approximately $27 million of uninvested cash previously held at SBIC subsidiaries Proceeds were deployed in January 2018 Benefit from rising interest rates as majority of debt portfolio is comprised of floating rate securities 85% of debt portfolio consisted of floating rate instruments as of March 31, 20181 1Debt portfolio excludes the investments in Kemper JV.

Contact: Michael Mosticchio, Investor Relations ocsl-ir@oaktreecapital.com